UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 21, 2014
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in charter)
Delaware
 (State or other jurisdiction of incorporation)

1-9247 (Commission File Number)	13-2857434 (IRS Employer Identification No.)

One CA Plaza Islandia, New York (Address of principal executive offices)	11749 (Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 21, 2014, CA, Inc. issued a press release announcing that, effective immediately, Adam Elster, the Company’s Executive Vice President, Mainframe and Customer Success, would succeed George J. Fischer as the Company’s Executive Vice President and Group Executive, Worldwide Sales and Services. A copy of the press release is attached as Exhibit 99.1 hereto.

Effective on January 21, 2014, Mr. Elster’s compensation was adjusted to reflect the change in his responsibilities. A description of the changes is attached as Exhibit 10.1 hereto. Also effective on January 21, 2014, the Schedules to the Company’s Change in Control Severance Policy were amended in connection with the executive transition described above. A copy of the amendment is attached as Exhibit 10.2 hereto.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1*	Letter dated January 21, 2014 from the Company to Adam Elster regarding terms of employment.
10.2*	Schedules A, B, and C (as amended effective January 21, 2014) to CA, Inc. Change in Control Severance Policy.
99.1
Press release, dated January 21, 2014, issued by CA, Inc. announcing that, effective immediately, Adam Elster, the Company’s Executive Vice President, Mainframe and Customer Success, would succeed George J. Fischer as the Company’s Executive Vice President and Group Executive, Worldwide Sales and Services.

* Management contract or compensatory plan or arrangement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: January 21, 2014	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Chief Governance Counsel, and Corporate Secretary

Exhibit Index

Exhibit	Description
10.1*	Letter dated January 21, 2014 from the Company to Adam Elster regarding terms of employment.
10.2*	Schedules A, B, and C (as amended effective January 21, 2014) to CA, Inc. Change in Control Severance Policy.
99.1
Press release, dated January 21, 2014, issued by CA, Inc. announcing that, effective immediately, Adam Elster, the Company’s Executive Vice President, Mainframe and Customer Success, would succeed George J. Fischer as the Company’s Executive Vice President and Group Executive, Worldwide Sales and Services.

* Management contract or compensatory plan or arrangement.